T.Rowe Price Active Crypto ETF S-1A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of T. Rowe Price Active Crypto ETF of our report dated April 10, 2026, relating to the financial statement of T. Rowe Price Active Crypto ETF, which appears in this registration statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 27, 2026